Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

SARISSA CAPITAL DOMESTIC FUND LP, SARISSA OFFSHORE MASTER FUND LP, SARISSA CAPITAL FUND GP LLC, SARISSA CAPITAL FUND GP LP, SARISSA CAPITAL OFFSHORE FUND LP LLC, SARISSA CAPITAL MANAGEMENT GP LLC, SARISSA CAPITAL MANAGEMENT LP,

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Plaintiffs,	:
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v.	:	C.A. No. 2017-0309-JRS
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INNOVIVA, INC.,	:
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Defendant.	:

DEFENDANT INNOVIVA, INC.’S CORRECTED BRIEF IN SUPPORT OF ITS

MOTION TO DISMISS THE VERIFIED COMPLAINT

Robert S. Saunders (ID No. 3027)
Ronald N. Brown, III (ID No. 4831)
Arthur R. Bookout (ID No. 5409)
Shaivlini Khemka (ID No. 6247)
SKADDEN, ARPS, SLATE,

MEAGHER & FLOM LLP

One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Tel.: (302) 651-3000
Fax: (302) 651-3001

Attorneys for Defendant Innoviva, Inc.

DATED: May 1, 2017

TABLE OF CONTENTS

TABLE OF CASES AND AUTHORITIES		iii

PRELIMINARY STATEMENT		1

STATEMENT OF FACTS		2

A.	The Parties.	2

B.	The Individuals Mentioned In The Complaint.	2

C.	Innoviva’s Bylaws Require Board Approval To Expand The Board And Add New Members.	5

D.	Innoviva’s Counsel Proposes A Formal Agreement With A Standstill; Sarissa Rejects The Proposal.	6

E.	Innoviva Proposes A Simple Written Agreement To Appoint Two Nominees, With No Standstill.	7

F.	Innoviva’s Counsel Sends A Draft Settlement Agreement With Messrs. Bickerstaff And Haimovitz As The Proposed Nominees.	8

G.	Sarissa Rejects Innoviva’s Draft Agreement And Changes One Of The Nominees To Dr. Kostas.	9

H.	Sarissa Changes A “Material Point” Related To The Press Release.	11

I.	Sarissa Rejects Innoviva’s Counsel’s Draft Press Release And Proposes A Materially Different Press Release.	11

ARGUMENT		14

I.	THE COMPLAINT SHOULD BE DISMISSED BECAUSE SARISSA DOES NOT PLEAD ALL NECESSARY ELEMENTS FOR A CLAIM OF BREACH OF CONTRACT.	14

II.	THE DRAFT AGREEMENT CONTEMPLATED THAT WRITTEN EXECUTION BY A REPRESENTATIVE OF INNOVIVA AND DELIVERY WERE PREREQUISITES TO A CONTRACT.	19

III.	SARISSA DOES NOT ALLEGE THAT IT HAD AN AGREEMENT WITH ANYONE WITH AUTHORITY TO BIND INNOVIVA.	24

A.	Sarissa Does Not Allege That Mr. Tyree, Mr. Grossman Or The Associate Had Express Authority To Enter Into The Contract Sarissa Alleges.	26

B.	Sarissa Cannot Rely On Apparent Authority.	29

IV.	SARISSA DOES NOT ALLEGE AGREEMENT ON ALL MATERIAL TERMS OF A CONTRACT.	34

A.	Sarissa Does Not Allege That Innoviva Agreed To Allow A Sarissa Employee To Substitute For One Of Sarissa’s Proposed Independent Directors.	34

B.	Sarissa Concedes That There Was Never An Agreement On The Press Release Language.	35

V.	SARISSA IS NOT ENTITLED TO SPECIFIC PERFORMANCE AS A MATTER OF LAW.	39

CONCLUSION		41

TABLE OF CASES AND AUTHORITIES

CASES	PAGE(S)

Alpine Inv. Partners v. LJM2 Capital Mgmt., L.P.,
794 A.2d 1276 (Del. Ch. 2002)	21

Black Horse Capital, LP v. Xstelos Holdings, Inc.,
C.A. No. 8642-VCP, 2014 WL 5025926 (Del. Ch. Sept. 30, 2014)	39, 40

Bryant v. Way,
C.A. No. 11C-01-164-RRC, 2012 WL 1415529
(Del. Super. Ct. Apr. 17, 2012)	20

Del. Dept. of Educ. v. Doe,
C.A. No. 4088-CC, 2008 WL 5101623 (Del. Ch. Nov. 21, 2008)	25,26, 27, 30

Flaa v. Montano,
C.A. No. 8632-VCG, 2013 WL 5498045
(Del. Ch. Oct. 4, 2013)	25, 30, 31, 32

In re Gen. Motors (Hughes) S’holder Litig.,
897 A.2d 162 (Del. 2006)	14, 37

Grunstein v. Silva,
C.A. No. 3932-VCN, 2014 WL 4473641 (Del. Ch. Sept. 5, 2014) aff’d, 113 A.3d 1080 (Del. 2015) (TABLE)	16, 17, 21, 24

Henderson v. Chantry,
C.A. No. 1486-K, 2002 WL 244692 (Del. Ch. Feb. 5, 2002)	25

Janky v. Batistatos,
559 F. Supp. 2d 923 (N.D. Ind. 2008)	38

Leeds v. First Allied Conn. Corp.,
521 A.2d 1095 (Del. Ch. 1986)	15, 16, 19, 20

LMP Enters., Inc. v. Bank of Del.,
C.A. No. 84C-JL-103, 1985 WL 189244
(Del. Super. Ct. Aug. 12, 1985)	24

Loppert v. WindsorTech, Inc.,
865 A.2d 1282 (Del. Ch. 2004) aff’d,
867 A.2d 903 (Del. 2005) (TABLE)	22

Marshall v. City of Farmington Hills,
578 F. App’x 516 (6th Cir. 2014)	38

Martin Marietta Materials, Inc. v. Vulcan Materials Co.,
68 A.3d 1208 (Del. 2012)	7

Patel v. Patel,
C.A. No. 07C-07-020 RRC, 2009 WL 427977
(Del. Super. Ct. Feb. 20, 2009)	17

Pfeffer v. Redstone,
965 A.2d 676 (Del. 2009)	14

Pulieri v. Boardwalk Props., LLC,
C.A. No. 9886-CB, 2015 WL 691449 (Del. Ch. Feb. 18, 2015)	passim

Ranger Ins. Co. v. Pierce Cty.,
192 P.3d 886 (Wash. 2008)	31

Schwartz v. Chase,
C.A. No. 4274-VCP, 2010 WL 2601608 (Del. Ch. June 29, 2010)	17, 22, 27, 39

Simms v. Schwartz,
134 A. 99 (Del. Ch. 1926)	40

In re Wheelabrator Techs. Inc. S’holders Litig.,
C.A. No. 11495, 1992 WL 212595 (Del. Ch. Sept. 1, 1992)	5

OTHER AUTHORITIES

8 Del. C. § 223(a)(1)	26

8 Del. C. § 225	1

Ch. Ct. R. 12(b)(6)	5, 14

D.R.E. 201(b)	5

1 Corbin on Contracts § 2.3 (2016)	24

1 Williston on Contracts § 3:2 (4th ed. 2016)	15

25 Williston on Contracts § 67:4 (4th ed. 2016)	40

v

PRELIMINARY STATEMENT

This is a Section 225 action brought by an affiliated group of stockholders (“Sarissa”) based on a purported breach of contract.  But Sarissa does not allege facts from which it is reasonably conceivable that it had a contract.  Specifically, the Verified Complaint Pursuant to 8 Del. C. § 225 and for Specific Performance (the “Complaint”) does not allege that it received a manifestation of assent from anyone with authority to bind Innoviva, Inc. (“Innoviva” or the “Company”) to all material terms of the alleged contract.

What the Complaint alleges is not unusual in hotly contested proxy contests:  two parties negotiated to try to reach a contract, got close to agreeing on the terms of a contract, but terminated discussions before any contract was reached.

No contract was formed between the parties for at least these reasons:

First, by its very terms, the draft written agreement the parties were negotiating required execution and delivery to form a binding contract.

Second, Sarissa does not allege that it reached any agreement to all material terms with anyone who had authority to bind Innoviva.

Third, Sarissa’s own allegations show that the parties never agreed on at least two material terms of the proposed agreement — the identity of the second Sarissa director nominee and the contents of the press release.

As a result, the Complaint should be dismissed.

STATEMENT OF FACTS(1)

A.                                    The Parties.

Plaintiffs Sarissa Capital Domestic Fund LP, Sarissa Offshore Master Fund LP, Sarissa Capital Fund GP LLC, Sarissa Capital Fund GP LP, Sarissa Capital Offshore Fund LP LLC, Sarissa Capital Management GP LLC, and Sarissa Capital Management LP (previously defined as “Sarissa”) allegedly own 3.425 million shares (approximately 3.14%) of Innoviva common stock in the aggregate. (Compl. ¶ 9)  Before filing the Complaint, Sarissa ran a proxy contest to replace three of Innoviva’s seven directors.  (Compl. ¶¶ 10-11)

Innoviva is a Delaware corporation headquartered in California.  (Compl. ¶ 10)  Sarissa alleges that Innoviva’s “sole business is collecting royalties on certain drugs from GlaxoSmithKline (‘GSK’).”  (Compl. ¶ 10)

B.                                    The Individuals Mentioned In The Complaint.

Mr. George W. Bickerstaff, III serves as the Managing Director of M.M. Dillon and Co., LLC, an investment banking firm.  (Compl. Ex. A)  Mr. Bickerstaff was one of three Sarissa nominees for Innoviva’s 2017 annual meeting of stockholders (the “Annual Meeting”).  (Compl. ¶¶ 11, 31)  During settlement discussions, the parties discussed appointing Mr. Bickerstaff as one of two

(1)         Facts are assumed true only for purposes of this Motion.

additional members of the Board.  (Compl. ¶¶ 9, 31-33)  His name is reflected in the text and the signature lines of all three exhibits to the Complaint.  (Compl. Exs. A-C)  Sarissa asks the Court to order that Mr. Bickerstaff be appointed to the Board.  (Compl., WHEREFORE)

Mr. Jules Haimovitz is the President of the Haimovitz Consulting Group, a private media consulting firm.  (Compl. Ex. A)  Mr. Haimovitz was one of three Sarissa nominees for the Annual Meeting.  (Compl. ¶ 11; Compl. Ex. A)  During settlement discussions, the parties discussed appointing Mr. Haimovitz as one of two additional members of the Board as part of a potential settlement.  (Compl. Ex. A)  Sarissa does not seek to have Mr. Haimovitz appointed to the Board.

Dr. Odysseas Kostas “is a senior analyst at Sarissa Capital Management LP.”  (Bookout Aff. Ex. 1)(2)  Dr. Kostas was one of three Sarissa nominees for the Annual Meeting.  (Compl. ¶¶ 11, 31)  During settlement discussions, Sarissa proposed Dr. Kostas as a replacement for Mr. Haimovitz.  (Compl.  ¶¶ 9, 19, 31-33)  His name does not appear on Exhibit B to the Complaint

(2)         Exhibits referenced herein, unless otherwise noted, are attached to the Transmittal Affidavit of Arthur R. Bookout in Support of Defendant Innoviva, Inc.’s Brief in Support of its Motion to Dismiss the Verified Complaint and are cited to as “Bookout Aff. Ex.     ,” filed herewith.

in either the text or the signature line.  (Compl. Ex. B)  Sarissa asks the Court to order that Dr. Kostas be appointed to the Board.  (Compl., WHEREFORE)

Mr. Mark DiPaolo is the General Counsel of Sarissa, and participated in settlement discussions with Innoviva on Sarissa’s behalf.  (Compl. ¶¶  14, 16, 18-19, 24-25, 29)  Mr. DiPaolo was listed as the “Authorized Person” on the signature lines for all Sarissa entities listed in the draft agreement: Sarissa Capital Domestic Fund LP, Sarissa Capital Offshore Master Fund LP, Sarissa Capital Fund GP LLC, Sarissa Capital Fund GP LP, Sarissa Capital Offshore Master Fund LP LLC, Sarissa Capital Management GP LLC, and Sarissa Capital Management LP.  (Compl. Ex. B)  Mr. DiPaolo has “decades of merger and acquisition experience.”  (Compl. ¶ 14)

Dr. Alexander Denner is the Founding Partner of Sarissa and is alleged to have talked twice with Mr. James Tyree about a possible settlement.  (Compl. ¶¶ 15-16, 18)

Mr. James Tyree is the Vice Chairman of the Board, and is alleged to have had two conversations with Dr. Denner in connection with the settlement negotiations.  (Compl. ¶¶ 15-16, 18)

Mr. Richard Grossman, Esq. is a lawyer at the New York office of Skadden, Arps, Slate, Meagher & Flom LLP, and is an experienced corporate mergers and acquisitions lawyer.  (Compl. ¶ 12)  Mr. Grossman was Innoviva’s lead lawyer for its proxy contest with Sarissa, and participated in settlement discussions with Sarissa.  (See Compl. ¶¶ 12-14, 16, 18-19, 22, 24-25, 29)

Mr. Grossman’s associate (the “associate”) is alleged to have sent two emails to Sarissa with respect to the settlement discussions.  (See Compl. ¶¶ 20, 22; see also Compl. Exs. B-C)

Mr. Michael W. Aguiar is the Chief Executive Officer of Innoviva, and a member of the Board.  (Compl. ¶¶ 10-11)  Sarissa does not allege that Mr. Aguiar participated in any settlement discussions.

C.                                    Innoviva’s Bylaws Require Board Approval To Expand The Board And Add New Members.

The Amended and Restated Bylaws of Innoviva, Inc. (the “Bylaws,” attached hereto as Bookout Aff. Ex. 2)(3) require approval of a resolution of a majority of the whole Board to expand the size of the Board:

Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board ….

(3)         Innoviva, Inc., Current Report (Form 8-K), Ex. 3.1 (Feb. 8, 2017).  See In re Wheelabrator Techs. Inc. S’holders Litig., C.A. No. 11495, 1992 WL 212595, at *11 (Del. Ch. Sept. 1, 1992) (finding that the court may take judicial notice of a company’s publicly filed corporate governance documents in connection with motion to dismiss under Rule 12(b)(6)).  See also D.R.E. 201(b) (a court may take judicial notice of a fact that is “capable of accurate and ready determination by resort to sources whose accuracy cannot reasonably be questioned”).

(Bylaws § 3.2)

In addition, vacancies on the Board may be filled by a “majority vote of directors then in office”:

Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled in accordance with the Governance Agreement and only by a majority vote of the directors then in office, though less than a quorum ….

(Bylaws § 3.9)  Sarissa does not allege that it or anyone else identified in the Complaint was unaware of the requirements in the Bylaws.

D.                                    Innoviva’s Counsel Proposes A Formal Agreement With A Standstill; Sarissa Rejects The Proposal.

Between April 18 and April 19, the parties engaged in substantive discussions to settle the proxy contest brought by Sarissa in which it sought, among other things, to replace three of seven Innoviva directors with Sarissa nominees.  (Compl. ¶ 11)

At 11:29 p.m. on April 18, 2017, Mr. Grossman sent Sarissa a draft settlement agreement, noting that “‘the Board has not reviewed the draft or approved the Company’s entering into a settlement agreement at this time … [sic]  As I mentioned on our call, our Board is convening early tomorrow morning and will review the status of the agreement then.’”  (Compl. ¶¶ 12-13) (emphasis added)  Sarissa alleges that it rejected the draft settlement agreement out of hand because it contained a “standstill.”  (Compl. ¶¶ 12, 14)(4)

Mr. DiPaolo responded at 3:32 a.m. on April 19, 2017.  Sarissa’s allegation in paragraph 14 of the Complaint contains a telling ellipse.  After thanking Mr. Grossman for sending the draft agreement, Mr. DiPaolo responded in full as follows:

We are not philosophically opposed to having a very simple agreement without a standstill. Unfortunately I don’t think there is time to get this done via agreement. Our deal is very simple and shouldn’t require any agreement. If the board adds two of our nominees to the board, then this will all be over tomorrow morning. Please convey this to your client.

(Bookout Aff. Ex. 3) (portion removed by ellipses emphasized)  So as of 3:32 a.m. on April 19, 2017, Sarissa did not want a written agreement at all — the opposite of what Innoviva was proposing.  Mr. Grossman replied that he would convey Sarissa’s position to the Company.  (Compl. ¶ 14)

E.                                    Innoviva Proposes A Simple Written Agreement To Appoint Two Nominees, With No Standstill.

At a meeting on the morning of April 19, 2017, the Board “agreed to enter [sic] a simple agreement with no standstill,” which was communicated

(4)   “Typically, a standstill agreement will prohibit a hostile bid in any form, including a hostile tender offer to acquire stock control of the other contracting party and/or a proxy contest to replace all or some of its directors.”  Martin Marietta Materials, Inc. v. Vulcan Materials Co., 68 A.3d 1208, 1219 (Del. 2012).  Sarissa does not allege that the standstill operated atypically.

“shortly before 2:00 pm [sic]” on April 19 to Sarissa’s founder, Dr. Denner, by Mr. Tyree.  (Compl. ¶ 15)(5)  Sarissa does not allege any additional approval by the Board.

Sarissa alleges that on the phone call between Mr. Tyree and Dr. Denner, “the Vice Chairman and Dr. Denner agreed to a settlement in which two Sarissa nominees would be placed on the board.”  (Compl. ¶ 15)  Notably, Sarissa does not allege any agreement on whom the nominees were supposed to be, just that there had been an agreement between Dr. Denner and Mr. Tyree on the concept that there would be two.

F.                                     Innoviva’s Counsel Sends A Draft Settlement Agreement With Messrs. Bickerstaff And Haimovitz As The Proposed Nominees.

Mr. Grossman thereafter sent Mr. DiPaolo a two-page draft agreement for him to review that contemplated expanding the Board to nine members (from seven) and adding two Sarissa nominees, identified as George W. Bickerstaff, III and Jules Haimovitz.  (Compl. ¶ 16; Compl. Ex. A)  The draft agreement was conditioned on the issuance of an attached press release.  The draft agreement also required Sarissa to agree, among other things, to (i) “irrevocably withdraw the notice of stockholder nomination for individuals for election”; (ii) “terminate its solicitation of proxies in connection with the 2017 Annual Meeting”; and

(5)         Mr. Grossman later told Mr. DiPaolo that the Board had “‘cried uncle’” and agreed that an agreement would not need to require a standstill.  (Compl. ¶ 16)

(iii) “within two (2) business days from the date hereof, cause a stipulation of dismissal with prejudice to be filed with respect to the [Section 220 action filed in the Court of Chancery].”  (Compl. Ex. A)  Mr. Grossman allegedly told Mr. DiPaolo that the Board had agreed to add two nominees to the Board as part of the settlement.  (Compl. ¶ 16)

G.                                   Sarissa Rejects Innoviva’s Draft Agreement And Changes One Of The Nominees To Dr. Kostas.

At 2:55 p.m., Sarissa sent Innoviva’s counsel a revised proposed agreement that changed the identity of one of the nominees from the draft agreement that Innoviva’s counsel sent.  (Compl. ¶ 18)  Sarissa alleges that Mr. Tyree and Dr. Denner had spoken,(6) and that Dr. Denner’s comments were reflected in Sarissa’s mark-up of the draft agreement.  (Compl. ¶ 18)  Notably, Sarissa does not allege that Mr. Tyree and Dr. Denner agreed on the identity of the two nominees Sarissa was now proposing.  Nor does Sarissa allege that Innoviva’s counsel was privy to the discussions or was authorized to agree to the revised nominees.

At 3:30 p.m., Messrs. DiPaolo and Grossman spoke, and Mr. Grossman conveyed that “all of the comments were acceptable,” but that he would “need to run it by his co-counsel—not the board.”  (Compl. ¶ 19)  Mr. Grossman

(6)         Sarissa does not allege any additional conversations between Mr. Tyree and Dr. Denner after this second conversation.

also asked for Mr. DiPaolo’s comments to the draft press release.  (Compl. ¶ 19)  Mr. DiPaolo indicated they would include “Dr. Denner providing a quote”; Innoviva’s counsel responded “he hoped Dr. Denner would be ‘nice’ in his quote.”  (Compl.  ¶ 19)  Mr. DiPaolo responded that “[Dr. Denner] always is [nice]” and the two allegedly chuckled over this remark by Mr. DiPaolo about his boss.  (Compl. ¶ 19)

At 4:19 p.m., another round of comments, which are contained in Exhibits B and C to the Complaint, came from the associate.  (Compl. ¶ 20)  As Sarissa concedes, it had yet to provide its comments to the press release.  (Compl. ¶ 20)

While Sarissa alleges that the “changes in the agreement were very minor and consisted primarily of the elimination of the press release contingency,” the text and signature block of Exhibit B to the Complaint only name one Sarissa nominee.  (Compl. ¶ 21; Compl. Ex. B at 1, 5)  Moreover, the press release requirement remained in the draft agreement. The description of the timing of the issuance of the press release was merely changed from being a condition precedent to the agreement to instead being an action that would take place (along with other effects of the proposed agreement) only after execution.  The draft reflects that the parties understood that the final contract would have to be executed by someone with a “Title” at Innoviva and that if “executed in two or more counterparts

(delivery of which … together shall constitute a single agreement ….”).  (Compl. Ex. B at 2-3)

H.                                   Sarissa Changes A “Material Point” Related To The Press Release.

At 4:24 p.m., Sarissa proposed a further change to the draft settlement agreement regarding the timing of the issuance of the press release, proposing that it would go out “immediately.”  (Compl. ¶ 22)  At 4:29 p.m., the associate responded:  “‘That change is OK with us.’”  (Compl. ¶ 22)

Sarissa alleges that this communication from the associate about Sarissa’s change to the timing of the issuance of the press release marked resolution of the last “material point[]” to which Sarissa and Innoviva needed to agree, and, at that moment, “the parties’ agreement became binding under the law.”  (Compl. ¶ 23)

I.                                        Sarissa Rejects Innoviva’s Counsel’s Draft Press Release And Proposes A Materially Different Press Release.

However, at 4:42 p.m., Sarissa responded to Innoviva’s counsel’s draft press release.  (Compl. ¶ 24)  Sarissa did not accept Innoviva’s counsel’s draft, but instead proposed a materially different press release.  Sarissa glosses over the actual comments it provided, alleging now that they were just “loose ends” and that these “suggestions … were previously orally provided to [Innoviva’s counsel] as indicated above” and that “some of its proposals were ‘just our advice.’”  (Compl. ¶ 24)  Sarissa’s selective quotation of its email does not accurately describe what was said in the email or included in the press release.  There was also nothing “‘nice’” about the comments.  (Compl. ¶ 19)  Sarissa’s changes sought to highlight the “reluctance” of Innoviva’s critical business partner and largest stockholder — GSK — to provide support for what Sarissa called “necessary change,” and to do so in contrast to “independent shareholders.”  (Bookout Aff. Ex. 1)

Sarissa does not allege that Innoviva ever accepted Sarissa’s revised version of the press release.  In addition to the revised proposed press release, Sarissa continued to send emails to Innoviva’s counsel without response, including attaching signature pages.(7)  (Compl. ¶¶ 24-25)

At approximately 7:00 p.m. on April 19, 2017, Mr. Grossman informed Sarissa that the Board had determined not to continue with settlement discussions.  (Compl. ¶ 29)(8)

(7)         Perhaps tellingly, Sarissa does not allege that it sent any documents with the signature pages.  What’s worse for Sarissa, the actual signature pages Sarissa sent match neither Exhibit B nor C.  Compare Compl. Ex. B at 5 (bottom signature line reflecting “By:         Name: “ and Compl. Ex. C at 5 (bottom signature line reflecting “By:        Name: Odysseas Kostas” footer: “Redline Innoviva - Letter Agreement Settlement - Sarissa 1442349v3 and Innoviva — Letter Agreement Settlement - Sarissa 1442349v4A 4/19/2017 4:07:33 PM” with Bookout Aff. Ex. 4 at 5 (bottom signature line reflecting By: /s/ Odysseas Kostas Name: Odysseas Kostas, M.D.) (emphasis added to “M.D.”).

(8)         Just prior to paragraph 29, the Complaint takes a multi-paragraph detour through actions Sarissa imagines Mr. Aguiar took on the afternoon of April 19.  (Compl. ¶¶ 26-28)  Sarissa alleges, solely “upon information and belief,” that Mr. Aguiar “quietly kept soliciting proxies” after an agreement was reached, “caused the board to hold another meeting” after a stockholder declared it would vote in favor of Innoviva’s slate, and was “substantially responsible” for the Board’s decision to refuse to proceed further with discussions.  (Compl. ¶¶ 26-28)  Sarissa does not — and cannot — allege any facts to support its conclusions.

On April 20, 2017, the Annual Meeting was held.  Sarissa’s three nominees were defeated.  (Compl. ¶ 32)  Sarissa does not allege otherwise. (9)  To the contrary, it alleges that a large stockholder decided to vote against Sarissa, which decided the vote.  (Compl. ¶ 28)

(9)         On April 28, 2017, Innoviva publicly filed the certified results demonstrating that Innoviva’s seven nominees were elected as directors to the Board.  (Innoviva, Inc., Current Report (Form 8-K) (Apr. 28, 2017), attached hereto as Bookout Aff. Ex.5)

ARGUMENT

A motion under Court of Chancery Rule 12(b)(6) to dismiss for failure to state a claim will be granted if it appears with reasonable certainty that the plaintiff could not prevail upon any set of facts that can be inferred from the pleadings.  See Ct. Ch. R. 12(b)(6).  In applying Rule 12(b)(6), the Court must “accept well pleaded allegations as true and draw reasonable inferences in favor of the plaintiff.”  Pfeffer v. Redstone, 965 A.2d 676, 683 (Del. 2009).  However, conclusory allegations should never be accepted as true.  Id.  See also In re Gen. Motors (Hughes) S’holder Litig., 897 A.2d 162, 168 (Del. 2006) (to support a conclusion, a plaintiff must make “‘specific supporting factual allegations’” (citation omitted)).  Moreover, the Court “is required to accept only those ‘reasonable inferences that logically flow from the face of the complaint’” and not “‘every strained interpretation of the allegations proposed by the plaintiff.’”  In re Gen. Motors (Hughes), 897 A.2d at 168 (citation omitted).

I.                                        THE COMPLAINT SHOULD BE DISMISSED BECAUSE SARISSA DOES NOT PLEAD ALL NECESSARY ELEMENTS FOR A CLAIM OF BREACH OF CONTRACT.

“Under Delaware law, a party asserting a breach of an oral agreement must prove the existence of an enforceable contract by a preponderance of the evidence.”  Pulieri v. Boardwalk Props., LLC, C.A. No. 9886-CB, 2015 WL 691449, at *5 (Del. Ch. Feb. 18, 2015).  In addition, Sarissa seeks the remedy of specific performance.  (Compl., Preamble)  That requires it to prove its claims by clear and convincing evidence.

“A party must prove by clear and convincing evidence that he or she is entitled to specific performance and that he or she has no adequate legal remedy. A party seeking specific performance must establish that (1) a valid contract exists, (2) he is ready, willing, and able to perform, and (3) that the balance of equities tips in favor of the party seeking performance.”

Pulieri, 2015 WL 691449 at *5 (citation omitted).  Thus, to survive a motion to dismiss, Sarissa must allege facts from which “it is reasonably conceivable that [it] could establish a right to specific performance by clear and convincing evidence.”  Id. (dismissing complaint because it failed to adequately allege an oral contract).

Here, Sarissa cannot get past the first element:  a valid contract.

In Delaware, a contract exists only when “a reasonable man would, based upon the ‘objective manifestation of assent’ and all of the surrounding circumstances, conclude that the parties intended to be bound by contract.”  Leeds v. First Allied Conn. Corp., 521 A.2d 1095, 1101-02 (Del. Ch. 1986).  Even when there is a signed writing — which does not exist here — a contract is not formed unless the parties have agreed to all material terms of the contract.  Id. at 1102.  “It is when all of the terms that the parties themselves regard as important have been negotiated that a contract is formed.”  Id. (emphasis added).  Those terms must be “sufficiently definite” in order for a contract to exist.  Pulieri, 2015 WL 691449, at *6.  See also 1 Williston on Contracts § 3:2 (4th ed. 2016).  That is because

“Delaware courts have long recognized that equity has no role in supplying a contract’s essential terms where a party seeks specific performance, ‘since that would be rather to make than to execute an agreement.’”  Pulieri, 2015 WL 691449, at *6 (citation omitted).  As the Court noted in Leeds, the existence of some terms — even in a finalized writing — does not create a complete agreement because “multi-faceted commercial transactions” can only proceed in stages:

Until it is reasonable to conclude, in light of all of these surrounding circumstances, that all of the points that the parties themselves regard as essential have been expressly or (through prior practice or commercial custom) implicitly resolved, the parties have not finished their negotiations and have not formed a contract.  Agreements made along the way to a completed negotiation, even when reduced to writing, must necessarily be treated as provisional and tentative.  Negotiation of complex, multi-faceted commercial transactions could hardly proceed in any other way.  See International Telemeter Corporation v. Teleprompter Corporation, 592 F.2d 49 (2d Cir. 1979) (Friendly, J., concurring).

521 A.2d at 1102 (emphasis added); see also id. at 1102 n.4 (quoting 2 Schlesinger (ed.), Formation of Contracts: A Study of the Common Core of Legal Systems at 1584-86 (1968)) (describing typical course of dealing in a significant commercial transaction in which lawyers “come up with a draft which meets the approval of all of them, and of their clients” and “only then … [do] the parties … proceed to the actual formation of the contract” through a closing or by “simultaneous execution or delivery in the course of a more or less ceremonial meeting, of the document or documents prepared by the lawyers”)); Grunstein v. Silva, C.A. No. 3932-VCN,

2014 WL 4473641, at *17 (Del. Ch. Sept. 5, 2014) (stating that a “reasonable negotiator could rationally assume” that a “complex” agreement “would necessarily have to be reduced to writing for all of the essential terms to be fully agreed upon”), aff’d, 113 A.3d 1080 (Del. 2015) (TABLE); id. at *20 (“The parties circulated legal documents that sophisticated parties would expect to memorialize their rights and obligations.  A reasonable negotiator, all things being equal, would be less likely to conclude that a high-level oral agreement … constituted all of the material terms to an agreement and had been assented to after these failed attempts to formalize more detailed agreements.”).

“[I]t is a basic matter of contract law that, to be binding, an acceptance of an offer ‘must be identical with the offer and unconditional.’”  Schwartz v. Chase, C.A. No. 4274-VCP, 2010 WL 2601608, at *7 (Del. Ch. June 29, 2010) (emphasis in original) (citation omitted).  Thus, “[w]here the parties fail to agree on one or more essential terms, there is no binding contract.”  Patel v. Patel, C.A. No. 07C-07-020 RRC, 2009 WL 427977, at *3 (Del. Super. Ct. Feb. 20, 2009).  This principle operates with equal force in the context of settlement agreements.  See, e.g., id. at *4 (concluding no valid settlement agreement existed where an executed, purportedly “simple” agreement omitted key terms and was to be submitted to counsel to be formalized); Schwartz, 2010 WL 2601608, at *7, *8 n.71 (finding no binding settlement agreement where party signs agreement but simultaneously raises additional issues or where party was “comfortable” with changes to written document but otherwise demonstrated intent to make execution a condition precedent).

As set forth below, there are at least the following reasons why Sarissa’s breach of contract claim must fail.  First, on its face, the draft agreement that the parties were discussing required execution and delivery as a prerequisite to form a binding contract; that never happened.  Second, Sarissa fails to allege that it ever had any binding agreement — let alone clear and convincing evidence of what exactly the terms of the alleged “oral—and written—agreements” were — with anyone with authority to bind Innoviva.  In particular, Sarissa fails to allege that it believed that Mr. Grossman (or anyone else) had authority to bind Innoviva to take actions that require a majority vote of the Board.  Third, based on the Complaint and the documents incorporated by reference therein, there are at least two material terms absent from the alleged agreement — which two directors would be seated and the contents of the press release.  Fourth, it is not reasonably conceivable that, at an ultimate judicial determination, Sarissa will meet its burden by clear and convincing evidence and be entitled to specific performance.

II.                                   THE DRAFT AGREEMENT CONTEMPLATED THAT WRITTEN EXECUTION BY A REPRESENTATIVE OF INNOVIVA AND DELIVERY WERE PREREQUISITES TO A CONTRACT.

The language of Exhibit B to the Complaint, which Sarissa alleges was the parties’ draft agreement, makes clear that the parties contemplated written execution of any agreement by all parties and delivery of those executed agreements as prerequisites to an enforceable contract.  See Leeds, 521 A.2d at 1102.

First, Exhibit B to the Complaint states:  “In consideration for, among other things, the willingness of Sarissa to take the actions outlined in the preceding paragraph, the Company (i) confirms, represents and warrants to Sarissa that, concurrently with the execution of this letter agreement, it has (A) increased the size of the Company’s board of directors (the ‘Board’) to nine (9) members, (B) appointed each of George W. Bickerstaff, III and as a director of the Company (each, a Sarissa Designee and collectively, the Sarissa Designees) ….”  (Compl. Ex. B at 1) (emphasis added)  Second, Exhibit B states:  “This letter agreement may be executed in two or more counterparts (delivery of which may be by facsimile or via email as a portable document format (.pdf)) which together shall constitute a single agreement ….”  (Compl. Ex. B at 2) (emphasis added)  Finally, Exhibit B makes clear in the very first sentence that “the entities and natural persons set forth on the second and third signature pages … hereby.”  (Compl. Ex. B at 1) (emphasis added)

Not surprisingly, given that the draft agreement contemplated changes to the size and composition of the board of directors of a Delaware corporation, the parties, through the explicit terms of Exhibit B to the Complaint, stated that there would be a binding contract “hereby” only upon “execution” or once “executed in two or more counterparts” by authorized representatives of all parties, as reflected on the signature pages, and which executed pages were to be “delivere[d] … by facsimile or via email.”  (Compl. Ex. B at 1-2) (emphasis added)  This is common in contracts such as Exhibit B where “execution or delivery(10) … of the document or documents prepared by the lawyers” is “the actual formation of the contract.”  Leeds, 521 A.2d at 1102 n.4 (citation omitted).  See also Bryant v. Way, C.A. No. 11C-01-164 RRC, 2012 WL 1415529, at *10 (Del. Super. Ct. Apr. 17, 2012)

(10)  For logistical reasons, it is common practice to gather signature pages to a draft agreement before it is finalized so that once an agreement is final and approval is obtained by those with authority to enter into a contract, those signature pages can be delivered to the other parties to the contract.  (See Compl. ¶ 20)  See, e.g., Brad Dashoff and John Antonacci, Organizing Transaction Closings, GPSolo eReport Vol. 1, No. 9 (Apr. 2012), available at http://www.americanbar.org/publications/gpsolo_ereport/2012/april_2012/organizing_transaction_closings.html (“Collect signatures pages to all transaction documents in advance.  Once you can identify all of the documents needed for closing, you should go ahead and prepare the signature pages and send them to the client.”).  Whether a contract would have been final on execution by all parties or upon delivery of those signatures is not at issue, as there is no allegation that anyone signed any document on behalf of Innoviva.

(same, holding that emails did not constitute an agreement); Grunstein, 2014 WL 4473641, at *31 (finding no contract where the draft letter agreement “explicitly conditioned its effectiveness upon receipt … of an executed copy”); Alpine Inv. Partners v. LJM2 Capital Mgmt., L.P., 794 A.2d 1276, 1280 (Del. Ch. 2002) (holding that, when provision required “‘execution of a counterpart signature page,’” that action only “bec[a]me[] effective upon the … executi[on of] a counterpart signature page” (citation omitted)).  Similarly, because delivery is required, there is no valid contract without delivery.  See Alpine, 794 A.2d at 1278.  Thus, based on Exhibit B on its face, the parties contemplated that there would only be a binding contract upon execution of a written agreement, either in one document or in counterparts, and delivery.(11)

(11)  Despite the fact that Sarissa later sent signature pages (untethered to any document and altered from the pages attached to Exhibit B to the Complaint to add Dr. Kostas’s name (attached hereto as Bookout Aff. Exs. 4 and 6), Sarissa contends that “at 4:29 p.m.” with an email from the associate, saying, “‘that change is OK with us’” and that “[a]t that point in time (if not sooner), all material points were resolved and the parties’ agreement became binding under the law.”  (Compl. ¶¶ 22-24)  Thus, Sarissa must not be contending that its signature pages bound Innoviva, as the contract was allegedly formed prior to their delivery.  (Compl. ¶¶ 22-23 (“At that point in time (if not sooner), all material points were resolved and the parties’ agreement became binding under the law.”)  Tellingly, not only does Sarissa not attach its altered signature pages to the Complaint or allege what it was signing, it also does not allege anyone signed any agreement on behalf of Innoviva.  Finally, it alleges that it “asked for Innoviva’s signature papers in return” — further evidence that to form a contract here, execution and delivery were required.  (Compl. ¶ 24)  Like here, where a settlement agreement “ha[s] been carefully drafted and edited heavily by both parties,” it cannot “suddenly turn … into a document that [Sarissa] unilaterally could accept or reject.” Schwartz, 2010 WL 2601608, at *9.

Sarissa would like the associate’s response of “‘that change is OK with us’” to bind Innoviva to a fully formed contract.  (Compl. ¶¶ 22-23)  (“[T]hat change” means the change from “‘as soon as practicable’ language to ‘immediately.’”  (Compl. ¶ 22))  But that is not the law.  Agreement on “one small change” to a draft written agreement does not manifest agreement to a contract.  The Court has held that, when a settlement agreement has been heavily negotiated, an email from counsel stating that his client was “‘comfortable with the document’” is insufficient to form a binding agreement.  See Schwartz, 2010 WL 2601608, at *8 n.71 (finding that email from counsel stating that its client was “comfortable with the document’” in context of heavily negotiated written document did not create binding agreement) (citation omitted).  Emails between counsel cannot suddenly turn a heavily negotiated draft into a binding contract at the moment Sarissa unilaterally decides in hindsight.  Schwartz, 2010 WL 2601608, at *9.

In response, Sarissa presumably will point to Loppert v. WindsorTech, Inc., 865 A.2d 1282 (Del. Ch. 2004), aff’d, 867 A.2d 903 (Del. 2005) (TABLE), the only case it cited as support for its Opening Brief in Support of Motion for

Expedited Proceedings and Motion for Entry of Status Quo Order.  But Loppert does not help Sarissa.

In that case, plaintiff David Loppert brought a books and records action against defendant WindsorTech.  Loppert, 865 A.2d at 1284. The parties agreed to the key term to settle the litigation, and the defendant’s counsel twice referenced the existence of a “deal.”  Id. at 1285, 1286 n.24.  Thereafter, plaintiff’s counsel circulated draft exhibits for the settlement agreement and stated that plaintiff was expecting defendant’s answer in the books and records action since the settlement agreement had not yet been signed.  Id. at 1285.  Defendant’s counsel then terminated the agreement, and plaintiff’s counsel filed an independent lawsuit to enforce the settlement.  Id.

The Court enforced the settlement and explained that, under those circumstances, the “deal” the parties struck was binding even though it had not yet been reduced to a signed writing because “all the substantial terms” had been agreed upon and there was “nothing left for future settlement.”  Id. at 1287 (citation omitted).  Here, unlike in Loppert, there was still something left to be negotiated, and there was no “overt manifestation of assent,” i.e., a “deal,” on several material terms, as explained below.  Indeed, “[f]rom the perspective of a reasonable negotiator, this exchange of documents and proposals is indicative of negotiation involving offers and counteroffers.”  Grunstein, 2014 WL 4473641, at *19.(12)

III.                              SARISSA DOES NOT ALLEGE THAT IT HAD AN AGREEMENT WITH ANYONE WITH AUTHORITY TO BIND INNOVIVA.

The Complaint suffers from another fatal flaw:  it does not allege that it made a contract with someone who had actual authority to bind Innoviva, or someone whom Sarissa could have objectively and reasonably believed had apparent authority to bind Innoviva.

Sarissa does not allege that it negotiated directly with an officer of Innoviva, but claims that a contract was formed by communications from Innoviva’s counsel.  “If an agent is performing the negotiations, the agent must possess authority to act in the stead of the client in order for any negotiations

(12)  Exhibit B (assuming that is what Sarissa sent signature pages to) is, once signed by one party, best characterized as an invitation to offer.  In an invitation to offer, “the subject matter is already specific and most of the terms are already understood.”  1 Corbin on Contracts § 2.3 (2016).  However, the request is “not itself … taken to be the operative offer.”  Id.  In response, the bidder/customer can sign the order and also “specify or limit the power of acceptance.”  Id.  “Finally, the principal represented by the solicitor must express acceptance in compliance with terms of the offer and the usual rules governing acceptance.”  Id.  In commercial negotiations, “‘[a] standard method of making an offer is to submit to the offeree a written agreement signed by the offeror and to invite the offeree to sign on a line provided for that purpose.’”  LMP Enters., Inc. v. Bank of Del., C.A. No. 84C-JL-103, 1985 WL 189244, at *2 (Del. Super. Ct. Aug. 12, 1985) (quoting Restatement (Second) of Contracts § 26, comment (e) (1981)).

between agents to be binding.”  Del. Dep’t of Educ. v. Doe, C.A. No. 4088-CC, 2008 WL 5101623, at *1 (Del. Ch. Nov. 21, 2008).  An agent’s authority must be actual (express or implied) or apparent.(13)

Thus, the Complaint must be dismissed unless it alleges facts from which it is reasonably conceivable that Sarissa could prove by clear and convincing evidence that it reached agreement on all alleged material terms with someone with express, implied, or apparent authority to bind Innoviva to those alleged material terms.  Sarissa does not do this, but instead attempts to cobble together a contract from various communications with three different individuals,

(13)                          An agent’s authority must either be express, implied, or apparent.   Express authority must be evident from an oral or written agreement.  Implied authority is derived from actual authority and allows the agent to act “based on the agent’s reasonable interpretation of the principal’s manifestation in light of the principal’s objectives and other facts known to the agent.”

Del. Dep’t of Educ., 2008 WL 5101623, at *1 (citation omitted).

“Apparent authority is that authority which, though not actually granted, the principal knowingly or negligently permits an agent to exercise, or which he holds him out as possessing.  To find apparent authority, the party seeking to show the existence of such authority must show reliance on indicia of authority originated by the principal, and such reliance must have been reasonable.”

Flaa v. Montano, C.A. No. 8632-VCG, 2013 WL 5498045, at *10 n.72 (Del. Ch. Oct. 4, 2013) (citation omitted); Henderson v. Chantry, C.A. No. 1486-K, 2002 WL 244692, at *4 (Del. Ch. Feb. 5, 2002) (citation omitted).  See also Del. Dep’t of Educ., 2008 WL 5101623, at *1.

none of whom had express, implied, or apparent authority to enter into a definitive contract expressing all of the material terms that Sarissa claims were in the contract.

A.                                    Sarissa Does Not Allege That Mr. Tyree, Mr. Grossman Or The Associate Had Express Authority To Enter Into The Contract Sarissa Alleges.

“‘Express authority must be evident from an oral or written agreement.’”  Del. Dep’t of Educ., 2008 WL 5101623, at *1 (citation omitted).  Here, Sarissa does not allege such an agreement.

Sarissa claims that a term of its contract with Innoviva was that Innoviva would expand the Board by two seats and appoint Mr. Bickerstaff and Dr. Kostas to the vacancies.  (Compl. ¶¶ 31-32)  Under the DGCL and the Bylaws, that action would have required the Board to approve and appoint them by resolution.  8 Del. C. § 223(a)(1).  (Bylaws §§ 3.2, 3.9)  But Sarissa does not allege that those fundamental corporate acts had taken place or that the Board authorized anyone to bind the Company to a contract requiring the Board to undertake those fundamental corporate acts.

This requirement for Board approval was made clear at the outset.  On April 18, 2017, Innoviva’s counsel made clear that the Board had to approve entering into a settlement agreement.  (Compl. ¶ 13)  Even in the context of negotiations regarding the settlement of litigation (which this was primarily not), where attorneys are often authorized to enter into settlement agreements, such a statement indicates an intent not to be bound.  See Schwartz, 2010 WL 2601608, at *8 (finding no valid settlement agreement because “[n]ear the outset of negotiations,” the attorney for the objecting party made the terms of consent clear and never “remove[d] this condition or [took] any actions inconsistent with it”).  See also Del. Dep’t of Educ., 2008 WL 5101623, at *2.

Sarissa acknowledges Board involvement and alleges that there was agreement to some of the concepts of a settlement agreement.  For example, Sarissa alleges that Innoviva’s counsel represented that “the board had ‘cried uncle’” and relented on the earlier requirement that a settlement agreement require a standstill.  (Compl. ¶¶ 12, 16)  Sarissa also alleges that “Innoviva held a very long board meeting on the morning of April 19th and—faced with the prospect of losing the contest—agreed to enter a simple agreement with no standstill.”  (Compl. ¶ 15)  In contrast, Sarissa does not allege that the Board voted to appoint Mr. Bickerstaff and Dr. Kostas to the Board or that the Board authorized anyone to bind it to do so.  As a result, the Complaint fails.

Sarissa cannot get around this failure of pleading by contending that it is reasonably conceivable that the Board acted to add Mr. Bickerstaff and Dr. Kostas as directors because that would be a temporal impossibility based on the allegations of the Complaint.  When the Board met, what was on the table — thus all that could have been approved by a vote of the Board — was the appointment of Messrs. Bickerstaff and Haimovitz, not Mr. Bickerstaff and Dr. Kostas, which is the pair Sarissa prays be added to the Board.  (Compl., WHEREFORE)

This series of events, the sequence of which is indisputable, is set forth below in detail:(14)

•                  in a “very long board meeting on the morning of April 19th” — the Board met to “review the status of the agreement”; Sarissa alleges the Board agreed that two Sarissa nominees would be appointed  (Compl. ¶¶ 13, 15);

•                  Sarissa alleges that Dr. Denner and Mr. Tyree spoke by phone shortly before 2:00 p.m. (Compl. ¶ 15);

•                  Innoviva’s counsel then sent a draft agreement to Mr. DiPaolo, which Sarissa alleges “‘reflect[ed] what [Innoviva’s counsel] underst[oo]d the discussions were between [Dr. Denner] and one of our directors.’”  (Compl. ¶ 16)  This draft agreement, including the “DRAFT — April 18, 2017 — 9:00pm PT Scenario: Settlement” press release, listed Messrs. Bickerstaff and Haimovitz as the nominees.  (Compl. Ex. A)

•                  Sarissa alleges a second conversation between Dr. Denner and Mr. Tyree occurred after Sarissa’s counsel sent the Bickerstaff/Haimovitz draft agreement (Compl. ¶ 18); and

•                  Sarissa alleges that, after that conversation, Mr. DiPaolo sent Innoviva’s counsel a revised draft agreement that replaced the independent Mr. Haimovitz with Sarissa’s employee, Dr. Kostas.  (Compl. ¶ 18)  Notably, Sarissa does not allege that Mr. Tyree

(14)  Sarissa makes no allegation that the Board agreed to Sarissa’s late-afternoon material comments on the press release, which suffers from the same temporal issues as the allegations regarding Sarissa’s new appointee.

agreed to this change, only that “[Mr. Tyree] and Dr. Denner had spoken and that [Mr. DiPaolo’s] comments were attached.”  (Compl. ¶ 18)

Sarissa does not allege that any more conversations occurred with Mr. Tyree.

Thus, it is not reasonably conceivable that Mr. Tyree or Innoviva’s counsel had received actual (express or implied) authority from the Board to enter into an agreement that changed Messrs. Bickerstaff and Haimovitz to Mr. Bickerstaff and Dr. Kostas.  As a result, there is no contract.

B.                                    Sarissa Cannot Rely On Apparent Authority.

Sarissa also cannot argue that it is reasonably conceivable that Mr. Tyree, Mr. Grossman or the associate had apparent authority to bind Innoviva to the terms of the alleged agreement.  Tellingly, Sarissa alleges “throughout the negotiations [Mr. Grossman] was careful to let Sarissa know the authority he had” (Compl. ¶ 12), but never alleges that it somehow believed that Mr. Grossman or his associate had authority to bind Innoviva to an act that required the Board’s approval.

“‘[A]pparent authority is that authority which, though not actually granted, the principal knowingly or negligently permits an agent to exercise, or which he holds him out as possessing.  To find apparent authority, the party seeking to show the existence of such authority must show reliance on indicia of authority originated by the principal, and such reliance must have been reasonable.’”  Flaa v. Montano, C.A. No. 8632-VCG, 2013 WL 5498045, at *10 n.72 (Del. Ch. Oct. 4, 2013) (citation omitted).  See also Del. Dep’t of Educ., 2008 WL 5101623, at *1.  “Apparent authority can be demonstrated when the principal ‘knowingly permits the agent to assume’ authority to act on its behalf so ‘as to preclude a denial of its existence.’”  Del. Dep’t of Educ., 2008 WL 5101623, at *1 (citation omitted).

Here, there are no allegations in the Complaint to state a claim that “‘the principal [Innoviva] knowingly or negligently permit[ted]’” Innoviva’s counsel “‘to exercise’” apparent authority which was “‘not actually granted’” or “‘which [Innoviva’s counsel] held [itself] out as possessing.’”  See Flaa, 2013 WL 5498045, at *10 n.72 (citation omitted).  Sarissa does not plead any “‘indicia of authority originated by the principal’” — let alone reliance on such indicia.  Id.

Nor are there any allegations that the Board as principal “knowingly or negligently” did anything other than that the “board had ‘cried uncle’” to a standstill and, at most, on the facts alleged in the Complaint, approved adding two nominees, which temporally had to be through a “simple agreement” that required a vote of the Board and contemplated execution by someone with an Innoviva title.  (Compl. ¶ 16)

A principal is only bound by its agent’s agreement if the counterparty “relies on the agent’s apparent authority in good faith and is justified in doing so by the surrounding circumstances.”  See Flaa, 2013 WL 5498045, at *10 n.72.  See also Ranger Ins. Co. v. Pierce Cty., 192 P.3d 886, 890-91 (Wash. 2008) (“To create apparent authority, a principal’s objective manifestations ‘must cause the one claiming apparent authority to actually, or subjectively, believe that the agent has authority to act for a principal [and] be such that the claimant’s actual, subjective belief is objectively reasonable.’”) (citation omitted)).  Here, the Complaint itself concedes that Innoviva’s agent did not hold itself out as having authority to bind the Board in these circumstances.

For example, Sarissa cannot dispute that every version of the draft agreement contemplated a signature by an Innoviva representative, and not Innoviva’s counsel.  (E.g., Compl. Ex. A at 3; Compl. Ex. B at 3)  Sarissa alleges that Mr. Grossman noted that the comments in the Bickerstaff/Kostas revised draft agreement were fine to him, but that he would “need to run the language by his co-counsel—not the board.”  (Compl. ¶ 19)  Sarissa’s statement does not make clear whether Innoviva’s counsel actually said that he did not need to run Sarissa’s changes “by the Board” or whether he simply omitted any reference to the Board.  Sarissa’s vague language is presumably purposeful — Innoviva’s counsel had stated from the beginning that the settlement needed to be approved by the Board and a Board vote was required by the Bylaws.  (Compl. ¶ 13)  Sarissa does not allege why it now asks the Court to believe that Innoviva’s counsel had apparent authority because it somehow held itself out as possessing that authority, especially to accept changes to the nominees in the absence of the necessary Board vote.(15)

In particular, it is not reasonably conceivable that Sarissa relied on an email at 4:29 p.m. from the associate, which Sarissa concedes only responded to the requested change from Sarissa on the timing of the issuance of the press release, to conclude that “all material points were resolved” such that “the parties’ agreement became binding under the law.”  (Compl. ¶¶ 22-23)  The Complaint alleges that, when the associate sent the 4:29 p.m. email, the last version of the draft agreement (in the form of Exhibit B to the Complaint):

i.                  had a blank for the name of the second nominee in both the text and the signature line;

ii.               did not include a draft of the press release, which had yet to be negotiated, other than that it had to include Dr. Denner saying something “‘nice’” about Innoviva;

iii.            contained unsigned signature lines for Innoviva, which included “Name:” and “Title:”; and

iv.           contemplated fundamental corporate acts for which a legally required vote — which could not have happened — was “confirmed, represented and warranted” to have happened.

(Compl. ¶¶ 19-23; Compl. Ex. B)

(15)  Similarly, the allegations in the Complaint do not make it reasonably conceivable that Sarissa displayed objectively “reasonable” “reliance on indicia of authority originated by the principal.”  Flaa, 2013 WL 5498045, at *10 n.72.  Sarissa does not plead any “indicia of authority originated by the principal” — let alone reliance on such indicia.

In sum, Sarissa was advised from the outset that the full Board needed to approve the settlement agreement; it is undisputed that the Board did not approve and could not have approved the final terms.  Moreover, Sarissa vacillates between agents for Innoviva — Mr. Tyree and Innoviva’s counsel — when it is convenient, but does not allege that Mr. Tyree said that the Board approved the substitution of Dr. Kostas, let alone that the Board voted to approve that change, as required by the Bylaws, and does not provide any facts from which is it reasonable to infer that Innoviva’s counsel had the authority to bind the Company to a new nominee.

Finally, while Innoviva’s counsel may have agreed to remove the press release from its earlier status as condition precedent and change it to a requirement that it be issued “immediately” or “as soon as practicable,” nowhere does Sarissa allege that this “very minor” change (whichever one it was) changed the fact that the contents of the press release was a material term of any agreement.  (Compl. ¶¶ 20-22; Compl. Ex. B at 1)  With no allegations to support an objectively reasonable belief by Sarissa that Innoviva’s counsel had apparent authority from the Board to bind the Company, no possible agreement by the Board on all material terms, and no reasonable reliance on any supposed apparent authority, there is no contract.

IV.                               SARISSA DOES NOT ALLEGE AGREEMENT ON ALL MATERIAL TERMS OF A CONTRACT.

The Complaint also fails because Sarissa does not plead facts from which it is reasonably conceivable that it will prove by clear and convincing evidence that there was a manifestation of assent on all material terms from anyone affiliated with Innoviva — regardless of any authority.  As an initial matter, Sarissa alleges no written agreement, executed or otherwise, that incorporates even the subset of terms that it claims are all of the “material points.”  (Compl. ¶ 23)  While Sarissa sent “signature pages” — which themselves were different from the last documents Sarissa alleged were sent from Innoviva’s counsel — the fact that it provided signatures after Innoviva’s counsel stopped discussions makes no difference.  What did Sarissa sign?

In any event, there were two material terms upon which no agreement is alleged:  (1) the identities of the two Sarissa nominees, and (2) the language of the press release.

A.                                    Sarissa Does Not Allege That Innoviva Agreed To Allow A Sarissa Employee To Substitute For One Of Sarissa’s Proposed Independent Directors.

Sarissa fails to allege facts from which the Court can reasonably infer by clear and convincing evidence that Innoviva manifested assent to Mr.  Bickerstaff and Dr. Kostas as the two Sarissa nominees.  If Sarissa is arguing that it had an agreement about the identities of the two nominees, the Complaint shows the contrary.  Sarissa alleges that when Mr. DiPaolo sent the revised draft agreement substituting Dr. Kostas for Mr. Haimovitz, Mr. Grossman told Mr. DiPaolo that Mr. Grossman needed to run it by co-counsel.  (Compl. ¶ 19)  When the associate subsequently sent a revised draft agreement to Mr. DiPaolo, the clean version only listed one nominee’s name in the body of the draft agreement and on the signature page.  (Compl. ¶ 20; Compl. Ex. B)(16)  While it is not reasonable to believe that Innoviva’s counsel possessed the authority to bind Innoviva and the Board, even if it did, there was no agreement on the identities of the nominees.

B.                                    Sarissa Concedes That There Was Never An Agreement On The Press Release Language.

Another material term of the draft agreement — the press release — was not yet agreed upon.  Sarissa does not even try to allege there was an agreement on the language of the press release — nor could it.  Instead, Sarissa alleges that the language of the press release was just a “ministerial thing” and not material to an agreement.  But the language of the draft agreement, as well as Sarissa’s own actions and allegations, undercut its argument.

(16)  Exhibit C, which is alleged to be a “redlined draft[]” that reflected “our comments to the letter agreement, clean and marked against your draft” (Compl. ¶ 20), shows Dr. Kostas’s name in purple in the text and purple in the signature block, indicating a formatting change.  (See Compl. Ex. C at 1, 5, 7 (noting “Format changes: 2”)).  Regardless of the cause of this aberration in the redline, which is not alleged or even acknowledged in the Complaint, Exhibit B lacks a second name and Sarissa does not allege that it signed Exhibit B or C or that it is trying to specifically enforce Exhibit B or C.

The draft agreement made clear that the press release was a material term.  First, it was attached to the draft agreement.  (E.g., Compl. Ex. A)  Second, the draft agreement was originally executed “upon issuance of the attached press release.”  (Compl. Ex. A)  Third, when the timing of the issuance of the press release shifted to some point after the execution of the contract, the press release itself did not lose its status as a material term — it was placed alongside the rest of Sarissa’s obligations in the first paragraph of the draft agreement, which included withdrawal of the proxy contest and dismissal of the Section 220 litigation.  (Compl. Ex. B)  The draft agreement states that the Company’s performance was to be “[i]n consideration for” the actions taken in the first paragraph of the document, which included issuing the press release.  (Compl. Ex. B)

It is not surprising that the draft agreements included in the Complaint placed emphasis on the press release.  Sarissa for weeks had waged a very public proxy contest, in which it claimed, among other things, that Innoviva management and directors were being paid “extraordinary sums … for doing little more than cashing GSK’s royalty checks.”  (Compl. ¶ 10)  The Court is familiar with the scope of Sarissa’s claims against Innoviva from its Verified Complaint Pursuant to 8 Del. C. § 220 in the ongoing litigation, captioned Sarissa Capital Domestic Fund

LP v. Innoviva, Inc., C.A. No. 2017-0216-JRS.(17)  Nor is it surprising that the press release appeared when Sarissa “rejected” the standstill in the original draft settlement agreement.  (Compare Compl. ¶ 12 with Compl. Ex. A)  Without the protection from further adverse action by Sarissa, positive public statements take on increased importance.

Consistent with that focus, Sarissa alleges that Mr. Grossman told Mr. DiPaolo that any comments to the draft press release from Dr. Denner should be “‘nice.’”  (Compl. ¶ 19)  While Mr. DiPaolo agreed, the message from Mr. Grossman was clear.  (Compl. ¶ 19)  However, when Sarissa did provide changes, they were not “‘nice.’”  (Id.; Bookout Aff. Ex. 1)  Among other things, Sarissa added an extensive quote from Dr. Denner negatively commenting on GSK — Innoviva’s critical business partner and largest stockholder.  (Bookout Aff. Ex. 2 at 2)  Sarissa also changed the identity of the second Sarissa nominee from Mr. Haimovitz to Dr. Kostas.  (Id.)  While Sarissa alleges that it “thought some of its proposals were ‘just our advice,’” it is mischaracterizing its own sentence.  The full email from Mr. DiPaolo states:

Attached are our changes to the press release.  Note that we don’t like tinkering with other people’s quotes but we advise the Waltrip’s quote should at least acknowledge that shareholders had issues and that the board listened… Just our advice…

(17)  The Court can take judicial notice of public statements made by Sarissa in other proceedings.  See In re Gen. Motors (Hughes), 897 A.2d at 170-71.

(Bookout Aff. Ex. 1 at 1)  There is no reasonable inference that Mr. DiPaolo’s “advice” referred to the changes in the press release mark-up he attached.  He specifically refers to Waltrip’s quote in the press release and prefaces his “advice” by saying that “we don’t like tinkering with “other people’s quotes.”  (Id.)  Sarissa cannot pull back from its overreaching and anything but “‘nice’” quote from Dr. Denner, and claim it now accepts the original language of the press release.

Nor is it reasonable to infer that Sarissa thought Innoviva would have accepted Sarissa’s negative comments toward GSK.  Sarissa admits that Innoviva never accepted Sarissa’s changes.  (Compl. ¶ 25)  As a result, there was no contract.  See Janky v. Batistatos, 559 F. Supp. 2d 923, 928 (N.D. Ind. 2008) (holding no enforceable settlement where one party sent a draft that included, among other new terms, a requirement that the other party issue an unfavorable press release); Marshall v. City of Farmington Hills, 578 F. App’x 516, 521-22 (6th Cir. 2014) (reversing trial court’s dismissal of an action and holding that there was no valid settlement agreement between the parties because appellant did not agree to the precise language of a press release, appellant stopped negotiating after the first round of comments, and appellant “had no duty to accept the press release and was free to reject the counter-offer and withdraw from the contract”) (citation omitted).(18)

Sarissa alleges that “the precise language of the press release … was a ministerial thing.”  (Compl. ¶ 23)  Not surprisingly, Sarissa never alleges why Innoviva would have thought the language was ministerial, or why the timing of the press release was a “material point[]” (Compl. ¶ 23), but the language of the press release was not.  That is not a reasonable inference and, as a result, it is not reasonably conceivable that anyone affiliated with Innoviva, regardless of authority, manifested assent to all material terms of an agreement.  That failure requires the Complaint to be dismissed.

V.                                    SARISSA IS NOT ENTITLED TO SPECIFIC PERFORMANCE AS A MATTER OF LAW.

Sarissa is not entitled to specific performance as a matter of law because it has failed to plead sufficiently definite contract terms.  In Delaware, it is well-established that specific performance may only be granted when a contract is sufficiently definite.  E.g., Pulieri, 2015 WL 691449, at *6; Black Horse Capital,

(18)  Sarissa sending signature pages mere minutes after materially altering the press release does not provide facts sufficient to allege an agreement.  (Compl. ¶ 24)  Under Delaware law, there is no enforceable contract where a party executes a settlement agreement but concurrently raises a new, material issue.  See Schwartz, 2010 WL 2601608, at *7 (concluding that no settlement agreement exists where party signs agreement but simultaneously questions another part of the agreement).

LP v. Xstelos Holdings, Inc., C.A. No. 8642-VCP, 2014 WL 5025926, at *18-20 (Del. Ch. Sept. 30, 2014) (dismissing claim for specific performance where plaintiff failed to plead sufficiently definite contract terms); Simms v. Schwartz, 134 A. 99, 99 (Del. Ch. 1926) (“[U]nless the contract between the parties is complete and certain in all its essential parts, that is, unless the whole terms of the contract are clear and definitely ascertained, equity will not compel specific performance ... since that would be rather to make than to execute[] a contract.” (citation omitted)); 25 Williston on Contracts § 67:4 (4th ed. 2016) (“By the great weight of authority, equity will not grant specific performance unless the terms of the contract are sufficiently certain for the court to decree with some exactness what the defendant must do.”).  Notably, the burden of proof for “an award of  specific performance … is clear and convincing evidence.”  Pulieri, 2015 WL 691449, at *5.

Sarissa’s allegations do not come close to meeting this burden.  Based on the circumstances described above, it is not reasonably conceivable that Sarissa will be able to obtain specific performance and meet its burden of clear and convincing evidence.  For example, what is the language of the press release?  The Complaint does not say, and that is fatal to Sarissa’s claim.

Nor is it reasonably conceivable that a Delaware court would compel a board of directors of a Delaware corporation to take the fundamental acts that

Sarissa demands based on an alleged contract cobbled together from a series of discussions with two separate individuals, emails and documents that do not objectively manifest assent by an individual with authority to enter into a contract containing all material terms.  These circumstances allege no contract, let alone one with sufficient definiteness to specifically enforce.

CONCLUSION

For all of the foregoing reasons, Innoviva respectfully requests that the Court grant the Motion and dismiss the Complaint with prejudice.

/s/ Robert S. Saunders
Robert S. Saunders (ID No. 3027)
Ronald N. Brown, III (ID No. 4831)
Arthur R. Bookout (ID No. 5409)
Shaivlini Khemka (ID No. 6247)
SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Tel.: (302) 651-3000
Fax: (302) 651-3001

Attorneys for Defendant Innoviva, Inc.
DATED: May 1, 2017